Exhibit 3.19

STATE OF NEVADA

ROSS MILLER		SCOTT W. ANDERSON
Secretary of State		Deputy Secretary
for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

February 23, 2010

Job Number:	C20100223-1096
Reference Number:	00002609990-95
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C26607-1999-001	Articles of Incorporation	5 Pages/1 Copies

Respectfully,

/s/ Ross Miller
ROSS MILLER
Secretary of State

Certified By: Joann Larson
Certificate Number: C20100223-1096
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

FILED # C26607-99
	Filed in the office of	Document Number
OCT 26 1999	/s/ Dean Heller	C26607-1999-001
	Dean Heller	Filing Date and Time
IN THE OFFICE OF	Secretary of State	10/26/1999 12:00 AM
/s/ Dean Heller	State of Nevada	Entity Number
DEAN HELLER SECRETARY OF STATE		C26607-1999

ARTICLES OF INCORPORATION
OF

CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.

ARTICLE I

The name of this Corporation is CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.

ARTICLE II

The name and complete street address in the State of Nevada of this Corporation’s resident agent for service of process is:

The Corporation Trust Company of Nevada
One East First Street
Reno, Nevada 89501

ARTICLE III

The Corporation is authorized to issue fifty thousand (50,000) shares of common stock of one class, no par value.

ARTICLE IV

The Corporation’s governing board will be made up of directors. The first board of directors will consist of one member with the following name and address:

Name:	Address:

Thomas A. Donnelly	1344 Garvin Lane, Bowling Green, Kentucky 42101

ARTICLE V

The purpose of this Corporation shall be to engage as an agent, managing general agent, and/or broker in all classes of insurance now or hereafter permitted by statute.

[SEAL]

10/26/1999 10:39A MLR255 FY00-000-24657

ARTICLE VI

The name and street address of the sole incorporator of this corporation is:

Christophe H. Burusco
c/o Barger & Wolen LLP
515 South Flower Street, 34th Floor
Los Angeles, California 90071

ARTICLE VII

The liability of directors and officers of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

/s/ Christophe H. Burusco
Christophe H. Burusco, Sole Incorporator

Subscribed and sworn to before me this 13th day of OCTOBER, 1999.

[SEAL]
/s/ [ILLEGIBLE]
Notary Public

[SEAL]

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, The Corporation Trust Company of Nevada, hereby accept appointment as Resident Agent on behalf of Camping World Insurance Services of Nevada, Inc.

/s/ David I. Farber	Date: October 12, 1999
David I. Farber, Assistant Secretary
FILED # C26607-99

OCT 26 1999
IN THE OFFICE OF

/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

[SEAL]

	BARGER & WOLEN LLP
	515 South Flower Street
CHRISTOPHE H. BURUSCO	Thirty-Fourth Floor	PLEASE REFER TO
(213) 614-7332	Los Angeles, California 90071-2200	OUR FILE NUMBER:
cburusco@barwol.com	Telephone: (213) 680-2800	10014.003
	Facsimile: (213) 614-7399

October 13, 1999

VIA FEDERAL EXPRESS	FILED # C26607-99
OCT 26 1999
Ms. Trisha Barchus	IN THE OFFICE OF	RECEIVED
Agent Licensing	/s/ Dean Heller	OCT 26 1999 N
Division of Insurance	DEAN HELLER SECRETARY OF	SECRETARY OF STATE
Capitol Complex	STATE
State of Nevada
1665 Hot Springs Road, Suite 152
Carson City, Nevada 89706-0661

Re: Name Approval of Camping World Insurance Services of Nevada, Inc.

Dear Ms. Barchus:

In connection with the incorporation of Camping World Insurance Services of Nevada, Inc. as a Nevada corporation that plans to obtain an insurance agency license, pursuant to your instructions, enclosed are the items that must be filed with the Nevada Secretary of State (“Secretary”) to accomplish that incorporation (“Filing”). During our conversation on September 14, 1999, you indicated that the name “Camping World Insurance Services of Nevada, Inc.” was available for use in Nevada. Accordingly, please include the requisite approval of that name with the Filing and forward the Filing to the Secretary.

Should you have any questions, please do not hesitate to contact me at (213) 614-7332. Thank you for your assistance in this matter.

Very truly yours,

/s/ Christophe H. Burusco
CHRISTOPHE H. BURUSCO
For the Firm

CHB:id
Enclosures	[SEAL]

[ILLEGIBLE]	[ILLEGIBLE]	NEWYORK	[ILLEGIBLE]

BARGER & WOLEN LLP

October 13, 1999

cc:	Mr. A.J. Maijala (w/o encls.)
Mr. Mike Siemens (w/o encls.)
Mr. Ted Hume (w/o encls.)
Robert W. Hogeboom, Esq. (w/o encls.)

[SEAL]

2